Exhibit 99.1

COMMISSIONERS MIKE GLEASON — Chairman WILLIAM A. MUNDELL JEFF HATCH-MILLER KRISTIN K. MAYES GARY PIERCE	ARIZONA CORPORATION COMMISSION	BRIAN C. McNEIL Executive Director
May 6, 2008
CERTIFIED MAIL
Mr. Thomas L. Mumaw
Pinnacle West Capital Corporation
Law Department
Post Office Box 53999
Phoenix, Arizona 85072

RE:	ARIZONA PUBLIC SERVICE APPLICATION FOR A RATE INCREASE DOCKET NO. E-01345A-08-0172
Dear Mr. Mumaw:
     This letter (per section R14-2-103.B.7 of the Arizona Administrative Code) is to confirm Arizona Public Service Company’s (“Company”) and Staff’s understanding that the Company will update financial schedules, testimony, and other data contained in its March 24, 2008 filing through December 31, 2007. The Company will complete the revisions by June 3, 2008.
     Staff has agreed to complete its review of the updated information no later than 30 days from the date APS submits the updated information.
     The time period for processing this matter, specified by AAC R-14-2-103.B.11, shall commence as of the date of the satisfactory conclusion of Staff’s review of the Company’s updated information.

Sincerely,
/s/ Ernest G. Johnson
Ernest G. Johnson
Director Utilities Division

EGJ:TLF:tdp

CC:	All the parties to the Docket Docket Control (13 Copies) Lyn Farmer, Hearing Division Janice Alward, Legal Division
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